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                              McLAUGHLIN & COURSON
                          CERTIFIED PUBLIC ACCOUNTANTS
                          2002 LAW & FINANCE BUILDING
                              PITTSBURGH, PA 15219

                                 -------------

                                  412/261-0630
                                FAX 412/261-3582

                        CONSENT OF INDEPENDENT AUDITOR
                        ------------------------------

         The firm, as Independent Certified Public Accountants, hereby consents to the use of the audit report dated October 20, 1997 on the consolidated statements of financial position of The Atlas Group, Inc. and subsidiaries as of July 31, 1997, and the related consolidated statements of income and cash flows for the year then ended, and the audit report dated July 31, 1998 on the consolidated statements of financial position of The Atlas Group, Inc. and subsidiaries as of June 30, 1998, and the related consolidated statements of income and cash flows for the eleven months then ended, in the filing of Form S-1 with the U.S. Securities and Exchange Commission by Atlas Pipeline Partners, L.P.


                                            /s/ McLaughlin & Courson
                                            --------------------------
                                            McLaughlin & Courson



September 20, 1999